Exhibit 99.1

SailPoint Announces Third Quarter 2019 Financial Results

•	Third quarter 2019 total revenue of $75.9 million, up 15% year-over-year
•	Third quarter 2019 subscription revenue of $37.4 million, or 49% of total revenue, up 34% year-over-year

AUSTIN, November 6, 2019 – SailPoint Technologies Holdings, Inc. (NYSE: SAIL), the leader in enterprise identity governance, today announced financial results for the third quarter ending September 30, 2019.

“We are pleased with our performance in Q3, achieving revenue and profitability that exceeded our guidance. Our focus on helping organizations govern all, govern smart and govern deep is resonating in the market and resulting in a healthy mix of new customer wins and significant expansions within our installed base of more than 1,300 customers,” said Mark McClain, SailPoint’s CEO and Co‐founder.

“For the sixth consecutive time, Gartner recognized us as a leader in its Magic Quadrant for Identity Governance & Administration, crediting SailPoint as being the most innovative vendor in the IGA market. Our recent acquisitions of Orkus and Overwatch.ID, which extend our ability to dynamically govern all cloud resources, are the latest examples of our fierce commitment to enhancing the value we deliver for our customers through continuous innovation.”

Financial Highlights for Third Quarter 2019:

•

Revenue: Total revenue was $75.9 million, a 15% increase over Q3 2018. Subscription revenue was $37.4 million, a 34% increase over Q3 2018. License revenue was $26.8 million, a 4% decrease from Q3 2018. Services and other revenue was $11.7 million, a 19% increase over Q3 2018.

•	Operating Income: Income from operations was $1.3 million compared to $4.8 million in Q3 2018. Non-GAAP income from operations was $9.0 million compared to $11.9 million in Q3 2018.

•

Net Income (Loss): Net income was $3.7 million compared to $1.8 million in Q3 2018. Net income available to common stockholders per diluted share was $0.04 compared to $0.02 in Q3 2018. Non-GAAP net income was $6.8 million compared to $9.2 million in Q3 2018. Non-GAAP net income per diluted share was $0.07 compared to $0.10 in Q3 2018.

•	Adjusted EBITDA: Adjusted EBITDA was $10.1 million compared to $12.0 million in Q3 2018.

The tables included in this press release present reconciliations of non-GAAP income from operations to GAAP income (loss) from operations, non-GAAP net income to GAAP net income (loss), non-GAAP to GAAP weighted average outstanding common shares and adjusted EBITDA to GAAP net income (loss), each for the three and nine months ended September 30, 2019 and 2018. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Financial Outlook:

For the fourth quarter of 2019, SailPoint expects:

•	Revenue in the range of $84.5 million to $86.0 million
•	Non-GAAP income from operations in the range of $10.0 million to $11.0 million
•

Non-GAAP net income per diluted common share of $0.07 to $0.08, based on estimated non-GAAP income tax expense of $2.7 million and 93.0 million diluted common shares outstanding. Expectations of non-GAAP income from operations and non-GAAP net income per diluted common share exclude items outlined in the “Non-GAAP Financial Measures” section below.

For the full year 2019, SailPoint now expects:

•	Revenue in the range of $284.0 million to $285.5 million
•	Non-GAAP income from operations in the range of $18.0 million to $19.0 million
•

Non-GAAP net income per diluted common share in the range of $0.13 to $0.14, based on estimated non-GAAP income tax expense of $5.1 million and 93.0 million diluted common shares outstanding. Expectations of non-GAAP income from operations and non-GAAP net income per diluted common share exclude items outlined in the “Non-GAAP Financial Measures” section below.

These statements regarding SailPoint’s expectations of its financial outlook are forward-looking and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause its actual results to differ materially from these forward-looking statements.

All of SailPoint’s forward-looking non-GAAP financial measures exclude estimates for stock-based compensation expense, amortization of acquired intangibles, acquisition related costs and severance expense of certain key executives. SailPoint has not reconciled its expectations as to non-GAAP income (loss) from operations and non-GAAP net income (loss) per basic and diluted common shares to their most directly comparable GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to stock-based compensation expense. Stock-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. The actual amount of the excluded stock-based compensation expense will have a significant impact on SailPoint’s GAAP income (loss) from operations and GAAP net income (loss) per basic and diluted common share. Accordingly, reconciliations of our forward-looking non-GAAP income (loss) from operations and non-GAAP net income (loss) per basic and diluted common share are not available without unreasonable effort.

Conference Call and Webcast:

SailPoint will host a conference call today, November 6, 2019, at 5:00 p.m. Eastern Time to discuss its third quarter 2019 financial results. The dial-in number will be 877-407-0792 or 201-689-8263. Additionally, a live webcast of the conference call will be available on SailPoint’s website at  https://investors.sailpoint.com.

Following the conference call, a replay will be available until midnight on November 20, 2019. The replay dial-in number will be 844-512-2921 or for international 412-317-6671, using the replay pin number: 13694884. An archived webcast of the call will also be available at https://investors.sailpoint.com.

Non-GAAP Financial Measures:

In addition to SailPoint’s financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), SailPoint uses certain non-GAAP financial measures to clarify and enhance SailPoint’s understanding of past performance and future prospects. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that includes or excludes amounts that are included or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. SailPoint monitors the non-GAAP financial measures described below, and SailPoint’s management believes they are helpful to investors because they provide an additional tool to use in evaluating SailPoint’s financial and business trends and operating results. In addition, SailPoint’s management uses these non-GAAP measures to compare SailPoint’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. In particular, SailPoint believes that non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) available to common stockholders per basic and diluted common share and adjusted EBITDA, are important measures for evaluating SailPoint’s performance because they facilitate comparisons of SailPoint’s core operating results from period to period by removing, where applicable, the impact of SailPoint’s capital structure (net interest income or expense from SailPoint’s outstanding debt), as well as asset base (depreciation and amortization), income taxes, purchase accounting adjustments, acquisition related costs, severance expense of certain key executives and stock-based compensation expense.

SailPoint’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry because they may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. SailPoint urges you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business.

Non-GAAP income from operations.  SailPoint believes that the use of non-GAAP income from operations is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP income from operations is calculated as income (loss) from operations on a GAAP basis excluding (i) stock-based compensation expense, (ii) amortization of acquired intangibles, (iii) acquisition related costs and (iv) severance expense of certain key executives.

Non-GAAP net income and non-GAAP net income available to common stockholders per basic and diluted share.  SailPoint believes that the use of non-GAAP net income and non-GAAP net income available to common stockholders per basic and diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income is calculated as net income (loss) on a GAAP basis excluding (i) stock-based compensation expense, (ii) amortization of acquired intangibles, (iii) amortization of debt discount and issuance costs, (iv) expenses related to call protection on early payment of debt, (v) acquisition related costs, (vi) severance expense of certain key executives and (vii) adjusting for the effect of income taxes associated with the non-GAAP adjustments. SailPoint defines non-GAAP net income available to common stockholders per basic and diluted share as non-GAAP net income divided by the non-GAAP weighted average outstanding common shares.

In previously reported non-GAAP net income (loss), GAAP income tax expense (benefit) was added back and cash paid (refunded) for income taxes was deducted from the GAAP net income (loss) to derive non-GAAP net income (loss). During the second quarter, we modified our methodology to reflect the income tax impact of non-GAAP income (loss) adjustments. Correspondingly, SailPoint revised the previously presented comparative periods to align with this revised methodology. SailPoint revised its presentation of non-GAAP net income (loss) to include the effect of income taxes associated with the non-GAAP adjustments, calculated using an estimated effective income tax rate that is commensurate with our non-GAAP pre-tax income (loss). The non-GAAP effective income tax rate is adjusted from the GAAP effective income tax rate to reflect the impact of non-GAAP income (loss) adjustments, which include stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount and issuance costs, expenses related to call protection on early payment of debt, acquisition related costs and severance expense of certain key executives. Due to the differences described, the non-GAAP estimated income taxes may differ from GAAP estimated income taxes and actual tax liabilities. Estimated income taxes and tax liabilities reflect currently available information, as well as other factors and assumptions, including current operating structure, existing tax positions in various jurisdictions and key tax legislation in jurisdictions where SailPoint currently operates. Non-GAAP estimated income taxes may change for a variety of reasons, including global tax environment, significant changes to geographic earnings mix, acquisitions, or other changes to SailPoint’s strategy or business operations. SailPoint re-evaluates its non-GAAP estimated income taxes at least annually, or more frequently if significant events occur, which may materially impact our non-GAAP income tax calculation.

Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure that SailPoint calculates as net income (loss) on a GAAP basis adjusted to exclude stock-based compensation expense, amortization and depreciation, purchase accounting adjustments, acquisition related costs, severance expense of certain key executives, net interest (income) expense and income taxes.

The accompanying tables have more details on the reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures.

Forward-Looking Statements:

This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Our results could be materially different from our expectations because of various risks.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: our ability to attract and retain customers, including larger organizations; our ability to deepen our relationships with existing customers; our expectations regarding our customer growth rate; our business plan and beliefs and objectives for future operations; trends associated with our industry and potential market; benefits associated with use of our platform and services; our ability to develop or acquire new solutions, improve our platform and solutions and increase the value of our platform and solutions; our ability to compete successfully against current and future competitors; our ability to further develop strategic relationships; our ability to achieve positive returns on investments; our plans to acquire and integrate complementary businesses, products or technology; our plans to further invest in and grow our business, and our ability to effectively manage our growth and associated investments; our ability to timely and effectively scale and adapt our existing technology, our ability to increase our revenue, our revenue growth rate and gross margin; our ability to generate sufficient revenue to achieve and sustain profitability; our future financial performance, including trends in revenue, cost of revenue, operating expenses, other income and expenses, income taxes, billings and customers; the sufficiency of our cash and cash equivalents and cash generated from operations to meet our working capital and capital expenditure requirements; our ability to raise capital and the loans of those financings; our ability to service the interest on our convertible notes and repay such notes with cash (which could adversely affect liquidity) or common stock (which would cause dilution to our existing shareholders), to the extent required; our ability to attract, train and retain qualified employees and key personnel; our ability to maintain and benefit from our corporate culture; our ability to successfully identify, acquire and integrate companies and assets; our ability to successfully enter new markets and manage our international expansion; and our ability to maintain, protect and enhance our intellectual property and not infringe upon others’ intellectual property. These and other important risk factors are described more fully in our reports and other documents filed with the Securities and Exchange Commission (“the SEC”) including (i) under “Risk Factors” in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 18, 2019, (ii) under “Risk Factors” in Part II, Item 1A. in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 (the “First Quarter Quarterly Report”), which was filed with the SEC on May 8, 2019, (iii) under “Risk Factors” in Part II, Item 1A. in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, which was filed with the SEC on August 6, 2019 (the “Second Quarter Quarterly Report”), (iv) under Item 9.01 Financial Statements and Exhibits under the Exhibit 99.2 “Updated risk factors” of our Current Report on Form 8-K, which was filed with the SEC on September 18, 2019 and (v) under “Risk Factors” in Part II, Item 1A. in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which was filed with the SEC on November 6, 2019 (the “Third Quarter Quarterly Report”). Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

SailPoint: The Power of Identity™

SailPoint, the leader in enterprise identity governance, brings the Power of Identity to customers around the world. Leveraging artificial intelligence and machine learning, SailPoint’s predictive identity governance platform delivers adaptive security and continuous compliance while dramatically improving operational efficiency. With SailPoint, organizations of all sizes can embrace innovation, expand their workforce globally and evolve their business, securely and confidently. As both an industry pioneer and market leader in identity governance, SailPoint helps protect some of the world’s most prominent companies in a wide range of industries, including: 9 of the top 15 banks, 4 of the top 6 healthcare insurance and managed care providers, 9 of the top 15 property and casualty insurance providers, 5 of the top 13 pharmaceutical companies, and 11 of the largest 15 federal agencies.

Stay up-to-date on SailPoint by following us on Twitter and LinkedIn and by subscribing to the SailPoint blog.

Investor Relations:

Brian Denyeau

ICR for SailPoint

investor@sailpoint.com

512-664-8916

Media Relations:

Jessica Sutera

Jessica.Sutera@sailpoint.com

978-278-5411

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(In thousands, except per share data)
	(Unaudited)
Revenue
Licenses	$26,825	$28,023	$64,827	$64,451
Subscription	37,383	27,916	102,929	74,531
Services and other	11,671	9,796	31,760	29,350
Total revenue	75,879	65,735	199,516	168,332
Cost of revenue
Licenses (1)	1,083	1,145	3,157	3,543
Subscription (1)(2)	6,862	5,252	18,990	14,829
Services and other (2)	8,985	7,617	25,361	21,788
Total cost of revenue	16,930	14,014	47,508	40,160
Gross profit	58,949	51,721	152,008	128,172
Operating expenses
Research and development (1)(2)	14,148	11,474	40,318	31,351
General and administrative (2)	10,192	8,763	27,819	24,163
Sales and marketing (1)(2)	33,274	26,701	99,298	72,934
Total operating expenses	57,614	46,938	167,435	128,448
Income (loss) from operations	1,335	4,783	(15,427)	(276)
Other expense, net:
Interest income (expense), net	10	(202)	282	(4,180)
Other, net	(295)	(388)	(1,018)	(1,104)
Total other expense, net	(285)	(590)	(736)	(5,284)
Income (loss) before income taxes	1,050	4,193	(16,163)	(5,560)
Income tax (expense) benefit	2,618	(2,385)	2,244	4,087
Net income (loss)	$3,668	$1,808	$(13,919)	$(1,473)
Net income (loss) available to common stockholders	$3,668	$1,793	$(13,919)	$(1,473)
Net income (loss) per share
Basic	$0.04	$0.02	$(0.16)	$(0.02)
Diluted	$0.04	$0.02	$(0.16)	$(0.02)
Weighted average shares outstanding
Basic	89,143	86,825	88,739	86,268
Diluted	90,808	90,355	88,739	86,268

(1)	Includes amortization of acquired intangibles as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(In thousands)
Cost of revenue – license	$1,008	$1,008	$3,024	$3,024
Cost of revenue – subscription	96	96	288	288
Research and development	159	34	477	102
Sales and marketing	1,068	1,068	3,204	3,204
Total amortization of acquired intangibles	$2,331	$2,206	$6,993	$6,618

(2)	Includes stock-based compensation expense and the related employer payroll tax expense as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(In thousands)
Cost of revenue – subscription	$288	$289	$854	$665
Cost of revenue – services and other	355	395	1,122	1,124
Research and development	823	858	2,711	2,151
General and administrative	1,711	1,944	4,761	5,990
Sales and marketing	1,354	1,446	4,972	4,323
Total stock-based compensation expense	$4,531	$4,932	$14,420	$14,253

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	September 30, 2019	December 31, 2018
	(In thousands, except share data)
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$464,332	$70,964
Restricted cash	6,317	6,272
Accounts receivable	73,671	101,469
Prepayments and other current assets	25,932	21,850
Income tax receivable	2,465	—
Total current assets	572,717	200,555
Property and equipment, net	21,616	19,268
Right-of-use assets	30,321	—
Other non-current assets	23,389	20,374
Goodwill	219,377	219,377
Intangible assets, net	67,867	74,860
Total assets	$935,287	$534,434
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,632	$4,636
Accrued expenses and other liabilities	28,937	21,731
Income taxes payable	—	2,143
Deferred revenue	103,317	95,919
Total current liabilities	134,886	124,429
Deferred tax liability - non-current	16,073	4,142
Convertible senior notes, net (1)	304,777	—
Long-term operating lease liabilities	37,889	9,788
Deferred revenue - non-current	20,521	18,382
Total liabilities	514,146	156,741
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value	9	9
Preferred stock, $0.0001 par value	—	—
Additional paid in capital	434,840	377,473
(Accumulated deficit) retained earnings	(13,708)	211
Total stockholders' equity	421,141	377,693
Total liabilities and stockholders’ equity	$935,287	$534,434

(1)	See the Third Quarter Quarterly Report for a discussion of the 0.125% Convertible Senior Notes due 2024 (the “Notes”) and related Capped Call Transactions.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30, 2019	September 30, 2018
	(In thousands)
	(Unaudited)
Operating activities
Net loss	$(13,919)	$(1,473)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	10,562	7,977
Amortization of debt discount and issuance costs	376	220
Amortization of contract acquisition costs	7,346	5,556
Loss on modification and partial extinguishment of debt	—	1,536
Loss (gain) on disposal of fixed assets	17	(36)
Bad debt expense	183	299
Stock-based compensation expense	14,098	14,138
Operating leases, net	301	—
Deferred taxes	(7)	—
Net changes in operating assets and liabilities
Accounts receivable	27,615	1,487
Prepayments and other current assets	(11,430)	(8,140)
Other non-current assets	(2,279)	(1,567)
Accounts payable	(2,004)	805
Accrued expenses and other liabilities	3,866	(5,155)
Income taxes	(4,608)	(5,087)
Deferred revenue	9,537	19,798
Net cash provided by operating activities	39,654	30,358
Investing activities
Purchase of property and equipment	(5,096)	(4,030)
Proceeds from sale of property and equipment	21	25
Net cash used in investing activities	(5,075)	(4,005)
Financing activities
Payment of debt issuance costs	(9,572)	—
Proceeds from issuance of convertible senior notes (1)	400,000	—
Purchases of capped calls (1)	(37,080)	—
Repayment of debt	—	(60,000)
Prepayment penalty and fees	—	(300)
Repurchase of equity shares	—	(1)
Proceeds from employee stock purchase plan contributions	2,926	—
Exercise of stock options	2,560	1,257
Net cash provided by (used in) financing activities	358,834	(59,044)
Net increase (decrease) in cash, cash equivalents and restricted cash	393,413	(32,691)
Cash, cash equivalents and restricted cash, beginning of period	77,236	116,127
Cash, cash equivalents and restricted cash, end of period	$470,649	$83,436

(1)	See the Third Quarter Quarterly Report for a discussion of the Notes and related Capped Call Transactions.

RECONCILIATION OF NON-GAAP INCOME FROM OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(In thousands)
Income (loss) from operations on a GAAP basis	$1,335	$4,783	$(15,427)	$(276)
Add back:
Stock-based compensation expense (1)	4,531	4,932	14,420	14,253
Amortization of acquired intangibles	2,331	2,206	6,993	6,618
Acquisition related costs (2)	810	—	810	—
Severance expense of certain key executives (3)	—	—	1,126	—
Non-GAAP income from operations	$9,007	$11,921	$7,922	$20,595

(1)	Stock-based compensation expense includes employer related payroll tax expense.
(2)

Acquisition related costs are one-time, non‐recurring acquisition transaction costs, which include legal, accounting and consulting professional service fees. See the Third Quarter Quarterly Report for a discussion of our recent acquisitions which closed subsequent to the period ended September 30, 2019.

(3)	Severance expense of certain key executives includes employer related payroll tax expense.

RECONCILIATION OF NON-GAAP NET INCOME

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018 (1)	September 30, 2019 (1)	September 30, 2018 (1)
	(In thousands, except per share data)
Net income (loss) on a GAAP basis	$3,668	$1,808	$(13,919)	$(1,473)
Add back:
Stock-based compensation expense (2)	4,531	4,932	14,420	14,253
Amortization of acquired intangibles	2,331	2,206	6,993	6,618
Amortization of debt discount and issuance costs (3)	325	29	376	1,756
Expenses related to call protection on early payment of debt	—	—	—	300
Acquisition related costs (4)	810	—	810	—
Severance expense of certain key executives (5)	—	—	1,126	—
Effect of income taxes associated with the above adjustments (6)	(4,906)	239	(4,690)	(8,243)
Non-GAAP net income	$6,759	$9,214	$5,116	$13,211
Non-GAAP net income per common share
Basic	$0.08	$0.11	$0.06	$0.15
Diluted	$0.07	$0.10	$0.06	$0.15
Non-GAAP weighted average outstanding common shares
Basic	89,143	86,825	88,739	86,268
Diluted	90,808	90,355	90,753	89,863

(1)

Beginning Q2 2019, we modified our methodology to reflect the income tax impact of non-GAAP income adjustments. Comparative historical period amounts have been revised to conform to the current period methodology. For more information regarding the calculation revision, see the section under the heading “Non-GAAP Financial Measures.”

(2)	Stock-based compensation expense includes employer related payroll tax expense.
(3)

Amortization of debt discount and issuance costs includes approximately $0.3 million of debt discount related to the issuance and sale of the Notes for the three and nine months ended September 30, 2019. For the nine months ended September 30, 2018, this includes approximately $1.5 million of loss on the modification and partial extinguishment of debt. See the Third Quarter Quarterly Report for a discussion of the Notes and related Capped Call Transactions.

(4)

Acquisition related costs are one-time, non‐recurring acquisition transaction costs, which include legal, accounting and consulting professional service fees. See the Third Quarter Quarterly Report for a discussion of our recent acquisitions which closed subsequent to the period ended September 30, 2019.

(5)	Severance expense of certain key executives includes employer related payroll tax expense.
(6)

As discussed in “Non-GAAP Financial Measures,” effect of income taxes associated with the adjustments in non-GAAP income relates to the impact of non-GAAP income adjustments including stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount and issuance costs, expenses related to call protection on early payment of debt, acquisition related costs and severance expense of certain key executives. The GAAP effective tax rates were 13.9% and 73.5% for the nine months ended September 30, 2019 and 2018, respectively, compared to non-GAAP effective tax rate for the nine months ended September 30, 2019 and 2018 of 32.4% and 23.9%, respectively.

RECONCILIATION OF NON-GAAP WEIGHTED AVERAGE OUTSTANDING COMMON SHARES

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(In thousands)
Weighted average outstanding shares used to compute net income (loss) per share available to common stockholders, basic and diluted, on a GAAP basis
Basic	89,143	86,825	88,739	86,268
Diluted	90,808	90,355	88,739	86,268
Non-GAAP weighted average outstanding common shares
Basic	89,143	86,825	88,739	86,268
Effect of potentially dilutive securities	1,665	3,530	2,014	3,595
Diluted	90,808	90,355	90,753	89,863

RECONCILIATION OF ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(In thousands)
Net income (loss) on a GAAP basis	$3,668	$1,808	$(13,919)	$(1,473)
Stock-based compensation (1)	4,531	4,932	14,420	14,253
Amortization of acquired intangibles	2,331	2,206	6,993	6,618
Depreciation	1,341	493	3,569	1,359
Purchase price accounting adjustment (2)	—	18	—	50
Acquisition related costs (3)	810	—	810	—
Severance expense of certain key executives (4)	—	—	1,126	—
Interest (income) expense, net (5)	(10)	202	(282)	4,180
Income tax expense (benefit)	(2,618)	2,385	(2,244)	(4,087)
Adjusted EBITDA	$10,053	$12,044	$10,473	$20,900

(1)	Stock-based compensation expense includes employer related payroll tax expense.
(2)	Purchase accounting adjustment related to the fair value write down of deferred revenue from the acquisition of SailPoint Technologies, Inc. on September 8, 2014.
(3)

Acquisition related costs are one-time, non‐recurring acquisition transaction costs, which include legal, accounting and consulting professional service fees. See the Third Quarter Quarterly Report for a discussion of our recent acquisitions which closed subsequent to the period ended September 30, 2019.

(4)	Severance expense of certain key executives includes employer related payroll tax expense.
(5)

Interest (income) expense, net includes amortization of debt discount and issuance costs, loss on the modification and extinguishment of debt and prepayment penalty, which includes approximately $0.3 million of debt discount related to the issuance and sale of the Notes for the three and nine months ended September 30, 2019. For the nine months ended September 30, 2018, this includes approximately $1.5 million of loss on the modification and partial extinguishment of debt and approximately $0.3 million of prepayment penalties.